Exhibit 3.1

PENNSYLVANIA DEPARTMENT OF STATE

BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS

☐ Return document by mail to:			Articles of Amendment Domestic Corporation DSCB: 15-1915/5915 (rev. 7/2015) 1915
Name
Address
City	State	Zip Code
☐ Return document by email to:

Read all instructions prior to completing. This form may be submitted online at https://www.corporations.pa.gov/.

Fee: $70

Check one:	Business Corporation (§ 1915)	Nonprofit Corporation (§ 5915)

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1.	The name of the corporation is: EQT Corporation

2.

The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(Complete only (a) or (b), not both)

	(a) Number and Street	City	State	Zip	County

	(b) Name of Commercial Registered Office Provider			County
	c/o: C T Corporation System			Allegheny County

3.	The statute by or under which it was incorporated: Pennsylvania Business Corporation Law of 1988

4.	The date of its incorporation:	06/10/2008
(MM/DD/YYYY)

5.	Check, and if appropriate complete, one of the following:
☒	The amendment shall be effective upon filing these Articles of Amendment in the Department of State.
☐	The amendment shall be effective on: at __________. Date (MM/DD/YYYY) Hour (if any)

6.	Check one of the following:
☒	The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).
☐	The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b).

7.	Check, and if appropriate complete, one of the following:
☐

The amendment adopted by the corporation, set forth in full, is as follows

____________________________________________________________________________________

____________________________________________________________________________________

☒	The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8.	Check if the amendment restates the Articles:
☐	The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 18th day of July , 2024 .

EQT Corporation
Name of Corporation

/s/ Jeremy T. Knop
Signature

Chief Financial Officer
Title

EXHIBIT A

AMENDMENT TO RESTATED

ARTICLES OF INCORPORATION OF

EQT CORPORATION

The first sentence of Article Fifth of the Restated Articles of Incorporation of EQT Corporation (the “Company”) is hereby amended to read in its entirety as follows:

Fifth: The aggregate number of shares which the Company shall have authority to issue shall be:

(a)            3,000,000 shares of Preferred Stock, without par value; and

(b)            1,280,000,000 shares of Common Stock, without par value.